EXHIBIT 1.1

                                4,875,000 Shares

                         BELLWETHER EXPLORATION COMPANY

                                  Common Stock

                             UNDERWRITING AGREEMENT


                                                                __________, 1997

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
J.P. MORGAN SECURITIES INC.
PRINCIPAL FINANCIAL SECURITIES, INC.
  As representatives of the
    several underwriters
    named in Schedule I hereto
  c/o Donaldson, Lufkin & Jenrette
        Securities Corporation
        277 Park Avenue
        New York, NY 10172

Dear Sirs:

               Bellwether Exploration Company, a Delaware corporation (the "Company"), and the stockholders of the Company named in Schedule II hereto, (collectively, the "Selling Stockholders"), severally propose to sell an aggregate of 4,875,000 shares of common stock, par value $0.01 per share ("Common Stock") of the Company (the "Firm Shares"), to the several underwriters named in Schedule I hereto (the "Underwriters"). The Firm Shares consist of 4,400,000 shares to be issued and sold by the Company and 475,000 outstanding shares to be sold by the Selling Stockholders. In addition, the Company and the Selling Stockholders severally propose to sell not more than an aggregate of 731,250 shares of common stock, par value $0.01 per share, of the Company (the "Additional Shares"), if requested by the Underwriters as provided in Section 2 hereof. The Additional Shares consist of up to 11,986 shares to be issued and sold by the Company and up to 719,264 outstanding shares to be sold by the Selling Stockholders. The Firm Shares and the Additional Shares are herein collectively called the "Shares." The shares of common stock of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the Common Stock. The
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Company and the Selling Stockholders are hereinafter collectively called the
"Sellers." All references herein to the "Acquired Properties" refer to the oil and gas properties and associated working capital owned by partnerships and other entities (the "Program Partnerships") managed by Torch Energy Advisors Incorporated that are to be acquired (the "Pending Acquisition") by the Company pursuant to the Acquisition and Consolidation Agreement, dated as of March 31, 1997 (the "Acquisition Agreement"), among the Company and the Program Partnerships.

               1. REGISTRATION STATEMENT AND PROSPECTUS. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively called the "Act"), a registration statement on Form S-1 including a prospectus relating to the Shares.1 The registration statement, as amended at the time when it became effective, including information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, is hereinafter referred to as the "Registration Statement"; and the prospectus in the form first used to confirm sales of Shares is hereinafter referred as the "Prospectus."

               2. AGREEMENTS TO SELL AND PURCHASE AND LOCK-UP AGREEMENTS. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, (i) the Company agrees to issue and sell 4,400,000 Firm Shares, (ii) the Selling Stockholders agree to sell an aggregate of 475,000 Firm Shares (the number of Firm Shares which each Selling Stockholder agrees to sell is set forth opposite their respective names in Schedule II hereto) and (iii) each Underwriter agrees, severally and not jointly, to purchase from each Seller at a price per share of $______ (the "Purchase Price") the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) which bears the same proportion to the total number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto bears to the total number of Firm Shares.

               On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, (i) the Company agrees to issue and sell up to 11,986 Additional Shares, (ii) the Selling Stockholders agree to sell up to an aggregate of 719,264 Additional Shares (the maximum number of Additional Shares which each Selling Stockholder agrees to sell upon exercise of the over-allotment option is set forth opposite their respective names in Schedule II hereto) and (iii) the Underwriters shall have the right to purchase, severally and not jointly, up to an aggregate 731,250 Additional Shares from the Company and the Selling Stockholders at the Purchase Price. Additional Shares may be purchased solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. The
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        1 The registration statement also includes a form of prospectus to be used in connection with the concurrent offering of the ____% Senior Subordinated Notes due 2007 (the "Notes") of the Company.

                                       2
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Underwriters may exercise their right to purchase Additional Shares in whole or in part from time to time by giving written notice thereof to the Company and the Selling Stockholders within 30 days after the date of this Agreement. You shall give any such notice on behalf of the Underwriters and such notice shall specify the aggregate number of Additional Shares to be purchased pursuant to such exercise and the date for payment and delivery thereof. The date specified in any such notice shall be a business day (i) no earlier than the Closing Date (as hereinafter defined), (ii) no later than ten business days after such notice has been given and (iii) no earlier than two business days after such notice has been given. If the Underwriters exercise their right to purchase 402,696 or fewer Additional Shares, then United Investors Management Company ("United"), a Selling Stockholder, will sell all such shares (and the Company and PPM America Inc. ("PPM"), a Selling Stockholder, will sell no such shares) to the Underwriters. If the Underwriters exercise their right to purchase greater than 402,696 but less than 719,264 Additional Shares, then United will sell 402,696 of such shares and PPM will sell the balance of the Additional Shares (and the Company will sell no such shares) to the Underwriters. If the Underwriters exercise their right to purchase less than all but greater than 719,264 Additional Shares, then United and PPM will sell 402,696 and 316,568 of such shares, respectively, and the Company will sell the balance of the Additional Shares to the Underwriters. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase from the Company and the Additional Selling Stockholders the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) which bears the same proportion to the total number of Additional Shares to be purchased from the Company and the Selling Stockholders as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I bears to the total number of Firm Shares.

               The Sellers hereby agree, severally and not jointly, not to offer, sell, contract to sell, pledge, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or in any other manner transfer all or a portion of the economic consequences associated with the ownership of Common Stock (regardless of whether any of the foregoing transactions is to be settled by the delivery of Common Stock, or such other securities, in cash or otherwise), except to the Underwriters pursuant to this Agreement, for a period of 90 days after the date of the Prospectus without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation and the Company shall, concurrently with the execution of this Agreement, deliver an agreement executed by each of the directors and officers of the Company to the effect that such person will not engage in any of the foregoing transactions with respect to any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, in each case, beneficially owed by such person during such period without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation. Notwithstanding the foregoing, during such period (i) the Company may grant stock options pursuant to the Company's existing stock option plans and (ii) the Company may issue shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof or issued pursuant to an existing stock option plan.

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               3. TERMS OF PUBLIC OFFERING. The Sellers are advised by you that the Underwriters propose (i) to make a public offering of their respective portions of the Shares as soon after the execution and delivery of this Agreement as in your judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

               4. DELIVERY AND PAYMENT. Delivery to the Underwriters of and payment for the Firm Shares shall be made at 10:00 A.M., New York City time, on ________________, 1997 (the "Closing Date") at such place as you shall designate. The Closing Date and the location of delivery of and the form of payment for the Firm Shares may be varied by agreement between you and the Sellers.

               Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at such place as you shall designate at 10:00 A.M., New York City time, on the date specified in the applicable exercise notice given by you pursuant to Section 2 (an "Option Closing Date"). Any such Option Closing Date and the location of delivery of and the form of payment for such Additional Shares may be varied by agreement between you and the Sellers.

               Certificates for the Shares shall be registered in such names and issued in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or an Option Closing Date, as the case may be. Such certificates shall be made available to you for inspection not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or an Option Closing Date, as the case may be. Certificates in definitive form evidencing the Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, with any transfer taxes thereon duly paid by the respective Sellers, for the respective accounts of the several Underwriters, against payment of the Purchase Price therefor by wire transfer or of Federal or other funds immediately available in New York City to the order of the applicable Sellers.

               5. AGREEMENTS OF THE COMPANY. The Company agrees with you:

                      (a) To advise you promptly and, if requested by you, to confirm such advice in writing, (i) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, (iii) when any amendment to the Registration Statement becomes effective, (iv) if the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, when the Rule 462(b) Registration Statement has become effective, and (v) of the happening of any event during the period referred to in paragraph (d) below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

                      (b) To furnish to you, without charge, four signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and to furnish to you and each Underwriter designated by you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request.

                      (c) To prepare the Prospectus in a form approved by you and to file the Prospectus in such form with the Commission within the applicable time period specified in Rule 424(b) under the Act; not to file any further amendment to the Registration Statement and not to make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object after being so advised; and to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Shares by you, and to use its best efforts to cause any such amendment to the Registration Statement to become promptly effective.

                      (d) Prior to 10:00 A.M. New York City time on the business day next succeeding the date of this Agreement and from time to time thereafter for such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, to furnish in New York City to each Underwriter and dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Underwriter or dealer may reasonably request.

                      (e) If during the period specified in paragraph (d) any event shall occur as a result of which, in the opinion of written counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with law, and to furnish to each Underwriter and to such dealers as you shall specify, such number of copies thereof as such Underwriter or dealers may reasonably request.

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
                      (f) Prior to any public offering of the Shares, to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such qualification in effect so long as required for distribution of the Shares and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification.

                      (g) To mail and make generally available to its stockholders as soon as reasonably practicable an earnings statement covering a period of at least twelve months after the effective date of the Registration Statement (but in no event commencing later than 90 days after such date) which shall satisfy the provisions of Section 11(a) of the Act, and to advise you in writing when such statement has been so made available.

                      (h) During the period of three years after the date of this Agreement, to furnish to you as soon as distributed to stockholders or filed with the Commission copies of all reports or other communications furnished to the record holders of Common Stock or filed with the Commission and such other publicly available information concerning the Company and its subsidiaries as you may reasonably request.

                      (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Act and all other fees or expenses in connection with the preparation, printing, filing and distribution of the Registration Statement (including financial statements and exhibits), any preliminary prospectus, the Prospectus and all amendments and supplements to any of the foregoing prior to or during the period specified in paragraph (d) including the mailing and delivering of copies thereof to the Underwriters and dealers in the quantities specified herein, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon,
        (iii) all costs of printing or producing this Agreement and any other documents in connection with the offering, purchase, sale or delivery of the Shares, (iv) all expenses in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states and the cost of printing or producing any Preliminary and Supplemental Blue Sky Memoranda in connection therewith (including the filing fees and fees and disbursements of counsel for the Underwriters in connection with such registration or qualification and memoranda relating thereto), (v) the filing fees and disbursements of counsel for the Underwriters in connection with the review and clearance of the offering of the Shares by the National Association of Securities Dealers, Inc., (vi) all costs and expenses incident to the listing of the Shares on the Nasdaq National Market, (vii) the cost of printing certificates representing the Shares, (viii) the

                                       6
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        costs and charges of any transfer agent, registrar or depositary, (ix)
        any expenses incurred by the Company in connection with a "road show" presentation to potential investors, and (x) and all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.

                      (j) To use its best efforts to maintain the listing of the Common Stock in the Nasdaq National Market for a period of three years after the date of this Agreement, PROVIDED that the Company may list the Common Stock on the New York Stock Exchange in lieu of the Nasdaq National Market.

                      (k) To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

                      (l) If the Registration Statement at the time of the effectiveness of this Agreement does not cover all of the Shares, to file a Rule 462(b) Registration Statement with the Commission registering the Shares not so covered in compliance with Rule 462(b) by 10:00 P.M., New York City time, on the date of this Agreement and to pay to the Commission the filing fee for such Rule 462(b) Registration Statement at the time of the filing thereof or to give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

               6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Underwriter that:

                      (a) The Registration Statement has become effective (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement); any Rule 462(b) Registration Statement filed after the effectiveness of this Agreement will become effective no later than 10:00 P.M. New York City time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company's knowledge, threatened by the Commission.

                      (b) (i) The Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement) when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement (other than any Rule 462(b) Registration Statement to be filed by the Company after the effectiveness of this Agreement) and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Act, (iii) if the Company is required to filed a Rule 462(b)

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        Registration Statement after the effectiveness of this Agreement, such
        Rule 462(b) Registration Statement and any amendments or supplements thereto, when they became effective (1) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (2) will comply in all material respects with the Act, and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

                      (c) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (c) do not apply to statements or omissions in any preliminary prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

                      (d) Each of the Company and its subsidiaries that are corporations has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole; each of the Company's subsidiaries that are partnerships has been duly formed, is validly existing as a partnership in good standing under the laws of its jurisdiction of formation and has the partnership power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign partnership authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

                      (e) There are no outstanding subscriptions, rights, warrants, options,

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        calls, convertible securities, commitments of sale or liens granted or issued by the Company or any of its subsidiaries related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of the Company or any of its subsidiaries, except as otherwise disclosed in the Registration Statement.

                      (f) All the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholders) have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights; and the Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

                      (g) All of the outstanding shares of capital stock of, or other ownership interests in, each of the Company's subsidiaries that are corporations have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature. The portion of the partnership interests in each of the Company's subsidiaries that are partnerships that the Registration Statement describes as being owned by the Company is so owned by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature.

                      (h) The authorized capital stock of the Company, including the Common Stock, conforms as to legal matters to the description thereof contained in the Prospectus.

                      (i) Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or other organizational documents, as the case may be, or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound.

                      (j) The execution, delivery and performance of this Agreement and the Acquisition Agreement by the Company, compliance by the Company with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except as such may be required under the securities or Blue Sky laws of the various states) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws or other organizational documents, as the case may be, of the Company or any of its subsidiaries or any indenture, loan agreement, mortgage, lease or instrument that is material to the Company and its subsidiaries, taken as a whole, to which it or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound, or violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or governmental body or agency having jurisdiction over the Company, any of its subsidiaries or their respective property.

                      (k) There are no material legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of their respective property is the subject that are required to be described in the Registration Statement or the Prospectus and are not so described; nor are there any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

                      (l) Neither the Company nor any of its subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), or any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a material adverse effect on the business, prospects, financial condition or results of operation of the Company and its subsidiaries, taken as a whole.

                      (m) Each of the Company and its subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits"), including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate its respective properties and to conduct its business and are in compliance with all terms and conditions thereof; and no event has occurred which allows, or after notice or lapse of time or both would allow, revocation or termination of such permits or results or, after notice or lapse of time or both, would result in any other impairment of the rights of the holder of any such permit; and, such permits contain no restrictions that are materially burdensome to the Company or any of its subsidiaries; except where such failure to have, or comply with the terms or conditions of, such permits, the occurrence of any such event or the presence of any such restriction would not, singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

                      (n) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

                      (o) Each of the Company and its subsidiaries has (i) generally satisfactory title to all its interests in its oil and gas properties, title investigations having been carried out by the Company and its subsidiaries in accordance with the general practice in the oil and gas industry, (ii) good and marketable title in fee simple to all other real property owned by it and (iii) good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances, claims, security interests, subleases and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company or any of its subsidiaries are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or its subsidiaries.

                      (p) Each of the Company and its subsidiaries maintains reasonably adequate insurance.

                      (q) This Agreement has been duly authorized, executed and delivered by the Company.

                      (r) The Acquisition Agreement has been duly authorized, executed and delivered by the Company and each of the Program Partnerships and constitutes a valid and legally binding obligation of the Company and each of the Program Partnerships.

                      (s) Upon consummation of the transactions contemplated by the Acquisition Agreement, the Company will have (i) generally satisfactory title to all of the interests of the Program Partnerships in their oil and gas properties, title investigations having been carried out by the Company and its subsidiaries in accordance with the general practice in the oil and gas industry, (ii) good and marketable title in fee simple to all other real property owned by the Program Partnerships and (iii) good and marketable title to all personal property owned by the Program Partnerships, in each case free and clear of all liens, encumbrances, claims, security interests, subleases and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries.

                      (t) Each of Deloitte & Touche LLP, which is certifying the financial statements of the Company, and KPMG Peat Marwick LLP, which is certifying the financial statements of the Acquired Properties, are independent public accountants as required by the Act.

                      (u) Each of Williamson Petroleum Consultants Inc. and Ryder Scott Company, Petroleum Engineers are independent petroleum engineers with respect to the Company.

                      (v) The consolidated historical and pro forma financial statements, together with related schedules and notes, included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), comply as to form in all material respects with the requirements of the Act. Such historical financial statements present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries or the revenues and direct operating expenses and working capital of the Acquired Properties, as the case may be, on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein. Such pro forma financial statements have been prepared on a basis consistent with such historical statements, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis and present fairly the proposed transactions contemplated by the Prospectus and this Agreement. The other financial and statistical information and data included in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and its subsidiaries or of the Acquired Properties, as the case may be.

                      (w) The Company is not and, after giving effect to the offering and sale of the Shares and the Notes and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                      (x) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement which have not been waived.

                      (y) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, or of the Acquired Properties, (ii) there has not been any material adverse change or any development involving a prospective material adverse change in the capital stock or in the long-term debt of the Company or any of its subsidiaries and (iii) none of the Company, any of its subsidiaries or the Acquired Properties has incurred any material liability or obligation, direct or contingent except as disclosed in the Prospectus.

                      (z) The Company has complied with all provisions of
        Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

                      (aa) Except as disclosed in the Prospectus, there are no business relationships or related party transactions required to be disclosed therein by Item 404 of Regulation S-K of the Commission.

                      (bb) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                      (cc) All material tax returns required to be filed by the Company and each of its subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of its subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

                      (dd) The Company has filed an application to list the Shares on the Nasdaq National Market, and has received notification that the listing has been approved, subject to notice of issuance.

               7.    REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS.

                      (a) United represents and warrants to each Underwriter that:

                             (i) United is the lawful owner of the Shares to be
               sold by such Selling Stockholder pursuant to this Agreement and has, and on the Closing Date (and Option Closing Date, if applicable) will have, good and clear title to such Shares, free of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever.

                             (ii) Upon delivery of and payment for such Shares
               pursuant to this Agreement, good and clear title to such Shares will pass to the Underwriters, free of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever.

                             (iii) United has, and on the Closing Date will
               have, full legal right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver such Shares to be sold by it in the manner provided herein, and this Agreement has been duly authorized, executed and delivered by United.

                             (iv) United has not taken, and will not take,
               directly or indirectly, any action designed to, or which might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares pursuant to the distribution contemplated by this Agreement, and other than as permitted by the Act, United has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares.

                             (v) The execution, delivery and performance of this
               Agreement by United, compliance by United with all the provisions hereof and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the Act, state securities laws or Blue Sky laws) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, organizational documents of United, if not an individual, or any agreement, indenture or other instrument to which United is a party or by which United or property of United is bound, or violate or conflict with any laws, administrative regulation or ruling or court decree applicable to United or property of United.

                             (vi) Such parts of the Registration Statement under
               the caption "Principal and Selling Stockholders" which specifically relate to United do not, and will not on the Closing Date (and any Option Closing Date, if applicable), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of circumstances under which they were made, not misleading; United does not have any knowledge or any reason to believe that any other part of the Registration Statement or the Prospectus (or any amendment or supplement thereto) contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                             (vii) United is not prompted to sell the Shares to
               be sold by United hereunder by any information concerning the Company or any of its subsidiaries which is not set forth in the Prospectus.

                             (viii) At any time during the period described in
               paragraph 5(e) hereof, if there is any change in the information referred to in paragraph 7(g) above, United will immediately notify you of such change.

                      (b) PPM represents and warrants to each Underwriter that:

                             (i) PPM is the lawful owner of the Shares to be
               sold by PPM pursuant to this Agreement and has, and on the Closing Date (and Option Closing Date, if applicable) will have, good and clear title to such Shares, free of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever.

                             (ii) Upon delivery of and payment for such Shares
               pursuant to this Agreement, good and clear title to such Shares will pass to the Underwriters, free of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever.

                             (iii) PPM has, and on the Closing Date will have,
               full legal right, power and authority to enter into this Agreement and the Custody Agreement between PPM and the Company, as Custodian (the "Custody Agreement") and to sell, assign, transfer and deliver such Shares in the manner provided herein and therein, and this Agreement and the Custody Agreement have been duly authorized, executed and delivered by PPM and each of this Agreement and the Custody Agreement is a valid and binding agreement of PPM enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by applicable law.

                             (iv) The power of attorney signed by PPM appointing
               J. Darby Sere and Charles C. Green III, or either one of them, as its attorney-in-fact to the extent set forth therein with regard to the transactions contemplated hereby and by the Registration Statement and the Custody Agreement has been duly authorized, executed and delivered by or on behalf of PPM and is a valid and binding instrument of PPM enforceable in accordance with its terms, and, pursuant to such power of attorney, PPM has authorized J. Darby Sere and Charles C. Green III, or either one of them, to execute and deliver on his behalf this Agreement and any other document necessary or desirable in connection with transactions contemplated hereby and to deliver the Shares to be sold by PPM pursuant to this Agreement.

                             (v) PPM has not taken, and will not take, directly
               or indirectly, any action designed to, or which might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares pursuant to the distribution contemplated by this Agreement, and other than as permitted by the Act, PPM has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares.

                             (vi) The execution, delivery and performance of
               this Agreement by PPM, compliance by PPM with all the provisions hereof and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the Act, state securities laws or Blue Sky laws) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, organizational documents of PPM, if not an individual, or any agreement, indenture or other instrument to which PPM is a party or by which PPM or property of PPM is bound, or violate or conflict with any laws, administrative regulation or ruling or court decree applicable to PPM or property of PPM.

                             (vii) Such parts of the Registration Statement
               under the caption "Principal and Selling Stockholders" which specifically relate to PPM do not, and will not on the Closing Date (and any Option Closing Date, if applicable), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of circumstances under which they were made, not misleading; PPM does not have any knowledge or any reason to believe that any other part of the Registration Statement or the Prospectus (or any amendment or supplement thereto) contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                             (viii) PPM is not prompted to sell the Shares to be
               sold by PPM hereunder by any information concerning the Company or any of its subsidiaries which is not set forth in the Prospectus.

                             (ix) At any time during the period described in
               paragraph 5(e) hereof, if there is any change in the information referred to in paragraph 7(g) above, PPM will immediately notify you of such change.

               8.     INDEMNIFICATION.

                      (a) The Company agrees to indemnify and hold harmless each

        Underwriter, its directors, its officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or
        Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished in writing to the Company by or on behalf of such Underwriter through you expressly for use therein; PROVIDED, HOWEVER, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages and liabilities and judgments purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended and supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or judgment.

                      (b) In case any proceeding (including any governmental investigation) shall be brought against any Underwriter or any director or officer of, or person controlling such Underwriter, based upon any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company, such Underwriter shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses, as incurred. Any Underwriter or any director or officer of, or person controlling such Underwriter shall have the right to employ separate counsel in any such proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter, director, officer or controlling person unless (i) the employment of such counsel has been specifically authorized in writing by the Company, (ii) the Company shall have failed to assume the defense and employ counsel or (iii) the named parties to any such proceeding (including any impleaded parties) include both such Underwriter, director, officer or controlling person and the Company and such Underwriter, director, officer or controlling person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company or the Selling Stockholders, as the case may be, (in which case the Company shall not have the right to assume the defense of such proceeding on behalf of such Underwriter, director, officer or controlling person). In any such case described in the immediately preceding sentence, the Company shall not, in connection with any one proceeding or separate but substantially similar or related proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Underwriters, director, officer and controlling persons. In any case where any Underwriter or any director or officer of or person controlling such Underwriter has the right to employ separate counsel at the Company's expense, such counsel shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation and that all the reasonable fees and expenses of such counsel shall be reimbursed as they are incurred. The Company agrees to indemnify and hold harmless any Underwriter and any director or officer of, or person controlling, such Underwriter from and against any loss or liability by reason of any proceeding (x) settled with the written consent of the Company or (y) settled more than thirty business days after the Company receives a request for reimbursement of legal fees and expenses from such Underwriter, director, officer or controlling person in any case where such fees and expenses are at the expense of the Company if the Company shall have failed to comply with such reimbursement request prior to the date of such settlement. The Company shall not, without the prior written consent of each Underwriter and each person controlling such Underwriter, effect any settlement of any pending or threatened proceeding in respect of which such Underwriter or controlling person or any director or officer of such Underwriter is or could have been a party and indemnity could have been sought hereunder by such Underwriter, director, officer or controlling person, unless such settlement includes an unconditional release of such Underwriter and each such director, officer and controlling person from all liability on claims that are the subject matter of such proceeding.

                      (c) Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, its directors, its officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, the Company, its directors, its officers who sign the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter but only with respect to the information furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, the Prospectus or any preliminary prospectus. Notwithstanding the foregoing, the aggregate liability of any Selling Stockholder pursuant to the provisions of this paragraph shall be limited to an amount equal to the aggregate purchase price received by such Selling Stockholder from the sale of such Selling Stockholder's Shares hereunder. If any action, suit or proceeding shall be brought against any Underwriter, its directors, its officers, any such controlling person of any Underwriter, the Company, any of its directors, any such officer, or any such controlling person of the Company, based on the Registration Statement, the Prospectus or any preliminary prospectus and in respect of which indemnity may be sought against any

        Selling Stockholder pursuant to this paragraph (c), such Selling Stockholder shall have the rights and duties given to the Company by
        Section 8(b) hereof (except that if the Company shall have assumed the defense thereof such Selling Stockholder shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Selling Stockholder's expense), and each Underwriter, each such controlling person of any Underwriter, the Company, its directors, any such officer, and any such controlling person of the Company shall have the rights and duties given to the Underwriters by Section 8(b) hereof. The foregoing indemnity agreement shall be in addition to any liability which any Selling Stockholder may otherwise have.

                      (d) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, any person controlling the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each Selling Stockholder and each person, if any, controlling such Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter but only with reference to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any preliminary prospectus. In case any action shall be brought against the Company, any of its directors, any such officer or any person controlling the Company or any Selling Stockholder or any person controlling such Selling Stockholder based on the Registration Statement, the Prospectus or any preliminary prospectus and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Sellers (except that if any Seller shall have assumed the defense thereof, such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), and the Company, its directors, any such officers and any person controlling the Company and the Selling Stockholders and any person controlling such Selling Stockholders shall have the rights and duties given to such Underwriter by Section 8(b) hereof (except that if the Company, any of its directors, any such officers or any such controlling person shall have the right to employ separate counsel at such Underwriter's expense pursuant to the second sentence of Section 8(b), such counsel shall be designated by the Company).

                      (e) To the extent the indemnification provided for in this
        Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Sellers on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Sellers and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Sellers and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Sellers, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Sellers and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                      The Sellers and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, (i) no Selling Stockholder shall be required to contribute any amount in excess of an amount equal to the aggregate purchase price received by such Selling Stockholder for the sale of such Selling Stockholder's Shares hereunder and (ii) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 8(e) are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint.

                      (f) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

               9. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase the Firm Shares under this Agreement are subject to the satisfaction of each of the following conditions:

                      (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date (including after giving effect to the Pending Acquisition) with the same force and effect as if made on and as of the Closing Date.

                      (b) If the Company is required to file a Rule 462(b) Registration Statement after the effectiveness of this Agreement, such Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., New York City time, on the date of this Agreement, and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

                      (c) On or after the date hereof there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities (including, without limitation, the placing of any securities on negative or developing watch or negative or developing outlook) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act.

                      (d) You shall have received on the Closing Date a certificate dated the Closing Date, signed by J. Darby Sere and Charles
        C. Green III, in their capacities as the President and Chief Executive Officer and the Executive Vice President and Chief Financial Officer of the Company, confirming the matters set forth in paragraphs (a), (b), and (c) of this Section 9.

                      (e) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have occurred any change or any development involving a prospective change in the condition, financial or otherwise, or the earnings, business, management or operations of the Company and its subsidiaries, taken as a whole, or of the Acquired Properties, (ii) there shall not have been any change or any development involving a prospective change in the capital stock or in the long-term debt of the Company or any of its subsidiaries other than as disclosed in the Prospectus and (iii) none of the Company, any of its subsidiaries or the Acquired Properties shall have incurred any liability or obligation, direct or contingent, other than as disclosed in the Prospectus, the effect of which, in any such case described in clause (i), (ii) or (iii), in your judgment, is material and adverse and, in your judgment, makes it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

                      (f) All the representations and warranties of the Selling Stockholders contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date and you shall have received a certificate to such effect, dated the Closing Date, from each Selling Stockholder.

                      (g) You shall have received on the Closing Date an opinion (satisfactory to you), dated the Closing Date, of Butler & Binion, L.L.P., counsel for the Company, to the effect that:

                             (i) each of the Company and its subsidiaries that
               are corporations has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has the corporate power and authority to carry on its business as described in the Prospectus and to own, lease and operate its properties; each subsidiary of the Company that is a partnership has been duly formed and is validly existing as a partnership in good standing under the laws of its jurisdiction of formation, with all necessary power and authority granted by its respective partnership agreement, as amended, to carry on its business as described in the Prospectus and to own, lease and operate its properties;

                             (ii) each of the Company and its subsidiaries is
               duly qualified and is in good standing as a foreign corporation or partnership, as the case may be, authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole;

                             (iii) all the outstanding shares of Common Stock
               (including the Shares to be sold by the Selling Stockholders) have been duly authorized and validly issued and are fully paid, non-assessable and not subject to any preemptive or similar rights arising by operation of law, under the charter or by-laws of the Company, or to the best of such counsel's knowledge after due inquiry, otherwise;

                             (iv) the Shares to be issued and sold by the
               Company hereunder have been duly authorized, and when issued and delivered to the Underwriters against payment therefor as provided by this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares is not subject to any preemptive or similar rights arising by operation of law, under the charter or by-laws of the Company, or to the best of such counsel's knowledge after due inquiry, otherwise;

                             (v) all of the outstanding shares of capital stock
               of, or other ownership interests in, each of the Company's subsidiaries that are corporations have been duly and validly authorized and issued and are fully paid and non-assessable, and are owned of record by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature; to the best of such counsel's knowledge after due inquiry, the portion of the partnership interests in each of the Company's subsidiaries that are partnerships that the Prospectus describes as being owned by the Company is so owned by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature;

                             (vi) this Agreement has been duly authorized,
               executed and delivered by the Company;

                             (vii) the authorized capital stock of the Company,
               including the Common Stock, conforms as to legal matters to the description thereof contained in the Prospectus;

                             (viii) the Registration Statement has become
               effective under the Act, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are, to the best of such counsel's knowledge after due inquiry, pending before or contemplated by the Commission;

                             (ix) the statements under the captions "Risk
               Factors -- Environmental and Other Regulation", "Business and Properties -- Litigation", "Business and Properties -- Federal Regulation", "Business and Properties -- Environmental Regulation", "Transactions with Related Persons", "Description of Capital Stock", "Description of Indebtedness" and "Underwriting" in the Prospectus and Items 14 and 15 of Part II of the Registration Statement insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings;

                             (x) to the best of such counsel's knowledge after
               due inquiry, neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws and neither the Company nor any of its subsidiaries is in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other instrument material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound;

                             (xi) The Acquisition Agreement has been duly
               authorized,
               executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company.

                             (xii) the execution, delivery and performance of
               this Agreement and the Acquisition Agreement by the Company, compliance by the Company with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of the Company or any of its subsidiaries or, to the best of such counsel's knowledge after due inquiry, any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which it or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound, or violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Company, any of its subsidiaries or their respective property;

                             (xiii) after due inquiry, such counsel does not
               know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of their respective property is subject that are required to be described in the Registration Statement or the Prospectus and are not so described, or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                             (xiv) the Company is not and, after giving effect
               to the offering and sale of the Shares and the Notes and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                             (xv) to the best of such counsel's knowledge after
               due inquiry, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement that have not been waived;

                             (xvi) the Registration Statement and the Prospectus
               and any supplement or amendment thereto (except for the financial statements and other financial and statistical data included therein as to which no opinion need be expressed) comply as to form in all material respects with the Act; and

                             (xvii) such counsel shall also state that such
               counsel has no reason to believe that (except for the financial statements and other financial and statistical data as to which such counsel need not express any belief) at the time the Registration Statement became effective and on the date of this Agreement, the Registration Statement and the prospectus included therein contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and such counsel has no reason to believe that the Prospectus, as amended or supplemented, if applicable (except for the financial statements and other financial and statistical data, as aforesaid) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                      The opinion of Butler & Binion, L.L.P. described in paragraph (g) above shall be rendered to you at the request of the Company and shall so state therein.

                      (h) You shall have received on the Closing Date an opinion (satisfactory to you), dated the Closing Date, of ____________________, counsel for United, to the effect that:

                             (i) United has been duly incorporated and is
               validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation;

                             (ii) this Agreement has been duly authorized,
               executed and delivered by United;

                             (iii) the execution, delivery and performance of
               this Agreement by United, compliance by United with all the provisions hereof and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of , or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of United or, to the best of such counsel's knowledge after due inquiry, any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to United to which it is a party or by which it or its property is bound, or violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or governmental body or agency having jurisdiction over United or its property;

                             (iv) United has full legal right, power and
               authority, and any approval required by law (other than any approval imposed by the applicable state securities and Blue Sky laws) to sell, assign, transfer and deliver the Shares to be sold by it in the manner provided in this Agreement; and

                             (v) United has good and clear title to the
               certificates for the Shares to be sold by it and upon delivery thereof, pursuant hereto and payment therefor, good and clear title will pass to the Underwriters, severally, free of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever.

                      The opinion of ________________ described in paragraph (h) above shall be rendered to you at the request of United and shall so state therein.

                      (i) You shall have received on the Closing Date an opinion (satisfactory to you), dated the Closing Date, of ____________________, counsel for PPM, to the effect that:

                             (i) PPM has been duly incorporated and is validly
               existing as a corporation in good standing under the laws of its jurisdiction of incorporation;

                             (ii) this Agreement has been duly authorized,
               executed and delivered by PPM;

                             (iii) the Custody Agreement has been duly
               authorized, executed and delivered by PPM and is a valid and binding agreement of PPM enforceable in accordance with its terms (except as may be limited by bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting creditors' rights generally or the availability of equitable remedies, regardless of whether such enforcement is considered in a proceeding in equity or at law);

                             (iv) the execution, delivery and performance of
               this Agreement by PPM, compliance by PPM with all the provisions hereof and the consummation of the transactions contemplated hereby will not require any consent, approval, authorization or other order of , or qualification with, any court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states) and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws of PPM or, to the best of such counsel's knowledge after due inquiry, any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to PPM to which it is a party or by which it or its property is bound, or violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or governmental body or agency having jurisdiction over PPM or its property;

                             (v) PPM has full legal right, power and authority,
               and any approval required by law (other than any approval imposed by the applicable state securities and Blue Sky laws) to sell, assign, transfer and deliver the Shares to be sold by it in the manner provided in this Agreement and the Custody Agreement;

                             (vi) PPM has good and clear title to the
               certificates for the Shares to be sold by it and upon delivery thereof, pursuant hereto and payment therefor, good and clear title will pass to the Underwriters, severally, free of all restrictions on transfer, liens, encumbrances, security interests and claims whatsoever; and

                             (vii) the power of attorney signed by PPM
               appointing J. Darby Sere and Charles C. Green III, or either of them, as its attorney-in-fact to the extent set forth therein with regard to the transactions contemplated hereby and by the Registration Statement has been duly authorized, executed and delivered by or on behalf of PPM and is a valid and binding instrument of PPM enforceable in accordance with its terms, and pursuant to such power of attorney, PPM has authorized J. Darby Sere and Charles C. Green III, or either of them, to execute and deliver on its behalf this Agreement and any other document necessary or desirable in connection with transactions contemplated hereby and to deliver the Shares to be sold by it pursuant to this Agreement. The opinion of ________________ described in paragraph (i) above shall be rendered to you at the request of PPM and shall so state therein.

                      (j) You shall have received on the Closing Date an opinion, dated the Closing Date, of Baker & Botts, L.L.P., counsel for the Underwriters, as to the matters referred to in clauses (iv), (vi),
        (viii), (ix) (but only with respect to the statements under the captions "Description of Capital Stock" and "Underwriting"), (xvi) and (xvii) of the foregoing paragraph (g).

                      In giving such opinion with respect to the matters covered by clause (xvii), Butler & Binion, L.L.P. and Baker & Botts, L.L.P. may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

                      (k) You shall have received on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from Deloitte & Touche LLP, independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to Underwriters with respect to certain financial statements and certain financial information contained in the Registration Statement and the

        Prospectus.

                      (l) You shall have received on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from KPMG Peat Marwick LLP, independent public accountants, containing the information and statements of the type ordinarily included in accountants' "comfort letters" to Underwriters with respect to certain financial statements and certain financial information contained in the Registration Statement and the Prospectus.

                      (m) The Company shall have delivered to you the agreements specified in Section 2 hereof which agreements shall be in full force and effect on the Closing Date.

                      (n) The Shares shall have been duly listed for quotation on the Nasdaq National Market.

                      (o) The sale by the Company of $100,000,000 aggregate principal amount of Notes pursuant to the Underwriting Agreement, dated as of even date herewith, among the Company and J.P. Morgan Securities Inc. and Chase Securities Inc. shall have been consummated prior to or concurrently with the sale by the Company of the Firm Shares pursuant to this Agreement.

                      (p) The acquisition of the Acquired Properties pursuant to the Acquisition Agreement shall have been consummated prior to or concurrently with the sale by the Company of the Firm Shares pursuant to this Agreement.

                      (q) The Company and the Selling Stockholders shall not have failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company at or prior to the Closing Date.

                      (r) You shall have received on the Closing Date, a certificate of each Selling Stockholder who is not a U.S. Person to the effect that such Selling Stockholder is not a U.S. Person (as defined under applicable U.S. federal tax legislation), which certificate may be in the form of a properly completed and executed United States Treasury Department Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

The several obligations of the Underwriters to purchase any Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of such Additional Shares and other matters related to the issuance of such

Additional Shares.

               10. EFFECTIVE DATE OF AGREEMENT AND TERMINATION. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

               This Agreement may be terminated at any time prior to the Closing Date by you by written notice to the Sellers if any of the following has occurred: (i) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and would, in your judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus,
(ii) the suspension or material limitation of trading in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or limitation on prices for securities on any such exchange or the Nasdaq National Market, (iii) the suspension of trading of any securities of the Company on any exchange or in the over-the-counter market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business or operations of the Company or any of its subsidiaries,
(v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

               If on the Closing Date or on an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase the Firm Shares or Additional Shares, as the case may be, which it or they have agreed to purchase hereunder on such date and the aggregate number of Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the total number of Shares to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I bears to the total number of Firm Shares which all the non-defaulting Underwriters, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the number of Firm Shares or Additional Shares, as the case may be, which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Firm Shares or Additional Shares, as the case may be, without the written consent of such Underwriter. If on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased by all Underwriters and arrangements satisfactory to you and the applicable Sellers for purchase of such Firm Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter and the applicable Sellers. In any such case which does not result in termination of this Agreement, either you or the Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase such Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase on such date in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

               11. AGREEMENTS OF THE SELLING STOCKHOLDERS. Each Selling Stockholder severally agrees with you and the Company:

                      (a) To pay or to cause to be paid all transfer taxes with respect to the Shares to be sold by such Selling Stockholder; and

                      (b) To take all reasonable actions in cooperation with the Company and the Underwriters to cause the Registration Statement to become effective at the earliest possible time, to do and perform all things to be done and performed under this Agreement prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Shares pursuant to this Agreement.

               12. MISCELLANEOUS. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Company, to Bellwether Exploration Company, 1331 Lamar, Suite 1455, Houston, TX 77010,
Attention: J. Darby Sere, (b) if to United, to United Investors Management Company, 2001 Third Avenue South, Birmingham, Alabama 35223, Attention: Duncan Hamilton, Esq., (c) if to PPM, to J. Darby Sere, c/o Bellwether Exploration Company, 1331 Lamar, Suite 1455, Houston, TX 77010 and (d) if to any Underwriter or to you, to you c/o Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

               The respective indemnities, contribution agreements, representations, warranties and other statements of the Selling Stockholders, the Company, its officers and directors and of the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the officers or directors of any Underwriter, any person controlling any Underwriter or by or on behalf of the Sellers, the officers or directors of the Company or any controlling person of the Sellers, (ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

               If for any reason the Shares are not delivered by or on behalf of the Sellers as provided herein (other than as a result of any termination of this Agreement pursuant to Section 10), the Sellers agree to reimburse the several Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by them.

               Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Sellers, the Underwriters, the Underwriters' directors and officers, any controlling persons referred to herein, the Company's directors and the Company's officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.

               This Agreement shall be governed and construed in accordance with the laws of the State of New York.

               This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

               Please confirm that the foregoing correctly sets forth the agreement between the Company, the Selling Stockholders and the several Underwriters.

                                        Very truly yours,

                                        BELLWETHER EXPLORATION COMPANY

                                        By: _________________________
                                           J. Darby Sere
                                           President and Chief Executive Officer


                                        THE SELLING STOCKHOLDERS NAMED
                                          IN SCHEDULE II HERETO

                                        UNITED INVESTORS MANAGEMENT COMPANY

                                        By: _____________________
                                        Name: ___________________
                                        Title: __________________


                                        PPM AMERICA INC.

                                        By: _____________________
                                           Attorney-in-fact

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
J.P. MORGAN SECURITIES INC.
PRINCIPAL FINANCIAL SECURITIES, INC.

Acting severally on behalf of
  themselves and the several

  Underwriters named in
  Schedule I hereto

By:   DONALDSON, LUFKIN & JENRETTE
      SECURITIES CORPORATION

      By: ________________________
         Name:  __________________
         Title:  _________________

                                   SCHEDULE I

                                                       Number of Firm Shares
         Underwriters                                     to be Purchased
         ------------                                     ---------------

Donaldson, Lufkin & Jenrette
   Securities Corporation

J.P. Morgan Securities Inc.

Principal Financial Securities, Inc.
                                                  ------------------------------
                                    Total                             4,875,000
                                                  ==============================

                                   SCHEDULE II

                              SELLING STOCKHOLDERS


                                                               Maximum Number
                                            Number of Firm  of Additional Shares
Name                                       Shares Being Sold   Being Sold
----                                       ---------------   ---------------

United Investors Management Company ....           285,000           402,696

PPM America Inc. .......................           190,000           316,568
                                           ---------------   ---------------

                            Total ......           475,000           719,264
                                           ===============   ===============